UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 27, 2005

                             HAEMONETICS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Massachusetts                  1-10730                  04-2882273
 ----------------------------        ------------          -------------------
 (State or other jurisdiction        (Commission             (I.R.S. Employer
      of incorporation)              File Number)          Identification No.)

           400 Wood Road, Braintree, MA                           02184
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     (Address of principal executive offices)                   (Zip Code)

         Registrant's telephone number, including area code 781-848-7100


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

DIRECTOR COMPENSATION

         On July 27, 2005, the Board of Directors of Haemonetics Corporation (the "Company"), approved increases in the compensation payable to directors who are not employees of the Company, with the exception of the Chairman of the Board. The increases in compensation are as follows: (i) the annual retainer paid to the Chairman of the Audit Committee was increased from $4,000 to $8,000;
(ii) the annual retainer paid to the Chairman of the Compensation Committee was increased from $4,000 to $6,000; (iii) the annual retainer paid to the Chairman of the Nominating and Governance Committee was increased from $4,000 to $6,000 (no such retainer is payable when the Chairman of the Board serves as Chairman of the Nominating and Governance Committee); (iv) the fee for each Audit Committee meeting attended was increased from $500 per day to $1,000 per day;
(v) the fee for each Compensation Committee meeting attended was increased from $500 per day to $750 per day; and (vi) the fee for each Nominating and Governance Committee meeting attended was increased from $500 per day to $750 per day. No change was made in the following elements of Board Compensation: (i) annual retainer for service on the Board, $24,000; (ii) fee for attendance at Board meetings, $1,000 per day (if a telephone meeting, $500 per meeting); and
(iii) fee for attendance at telephone meetings of the Audit Committee, Compensation Committee and Nominating and Governance Committee ($300 per meeting). In addition, the annual grant of options for the purchase of shares of common stock of the Company made to each director remains at 6,000 shares; and the options granted to directors upon their initial election to the Board remain at 20,000 shares of the Company's common stock.

         On July 27, 2005, options for the purchase of 20,000 shares of common stock of the Company were granted to each of the newly elected directors, Richard J. Meelia and Ronald L. Merriman at an exercise price of $ 41.15 per share under the Company's 2005 Long-Term Incentive Compensation Plan. Such options vest immediately and expire in July 2012.

ADOPTION OF 2005 LONG-TERM INCENTIVE COMPENSATION PLAN

         At the Company's Annual Meeting of Stockholders held on July 27, 2005, the stockholders approved the Company's 2005 Long-Term Incentive Compensation Plan (the "Plan"). This description is qualified by reference to the Plan, which is attached as Exhibit 10.2.

         Under the Plan, 3,100,000 shares of the Company's common stock are available for issuance, subject to adjustment in the event of changes in capitalization, reorganizations and similar events. Any shares that are subject to the award of stock options shall be counted against this limit as one (1) share for every one (1) share issued. Any shares that are subject to awards other than stock options shall be counted against this limit as 2.1 shares for every one (1) share granted. The Plan is administered by the Compensation and Management Development Committee (the "Committee"), comprised entirely of independent directors.

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         The Plan permits the issuance of awards consisting of stock options, stock appreciation rights, restricted stock, performance shares, deferred stock/restricted stock unit awards and other stock unit awards. Awards may be granted under the Plan to all employees of the Company and its subsidiaries and to directors of the Company. Options designated as incentive stock options may be granted under the Plan only to officers and employees of the company or any subsidiary.

         The Plan provides that no participant may be granted in any fiscal year:

               . options to purchase more than 600,000 shares of the Company's common stock;

               . stock appreciation rights with respect to more than 250,000 shares of the Company's common stock;

               .    more than 250,000 shares of restricted stock;

               .    restricted stock units exceeding $7,000,000;

               .    deferred stock units exceeding $7,000,000;

               . performance share units with respect to more than a fair market value of 250,000 shares of the Company's common stock (measured on the date of grant); or

               .    other stock-based awards exceeding $10,000,000.

The maximum aggregate number of shares that may be granted as awards in any one fiscal year to a director who is not an employee shall be equal to the fair market value of 10,000 shares (measured at the date of grant) and the maximum aggregate number of shares that may be granted to any director who is not an employee cumulatively under the Plan is 350,000.

         The following is a brief outline of each award authorized by the Plan. Each award grant will be evidenced by an award agreement which will specify the terms and provisions of that award.

               Stock Options. The option price for each option shall equal the fair market value of the shares at the time the option is granted. The option price may not be decreased with respect to an outstanding option following the date of grant. Each option granted to a participant expires at such time as the Committee determines at the time of grant, provided that an option must expire no later than the seventh anniversary of the date the option was granted.

               Stock Appreciation Rights. A Stock Appreciation Right is an award that consists of the right to be paid an amount measured by the appreciation in the fair market value of shares of the Company's common stock on the date of grant to the date of exercise of the right. The grant price of the stock appreciation right shall equal the fair market value of a share of the Company's common stock on the date of grant. A stock appreciation right must expire no later than the seventh anniversary of the date the stock appreciation right was granted. The payment upon stock appreciation right exercise shall be made in shares of the Company's common stock.

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               Restricted Stock. The Committee may impose such conditions and/or restrictions on any restricted shares granted under the Plan as it may deem advisable, including, without limitation, a requirement that participants pay a stipulated purchase price for such restricted shares, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

               Deferred Stock and Restricted Stock Units. Deferred stock units may be awarded to participants in lieu of payment of a bonus or other award if so elected by a participant under such terms and conditions as the Committee determines, including terms that provide for the grant of deferred stock units valued in excess of the bonus or award deferred. A participant must make an election to receive deferred stock units in the calendar year before the calendar year in which the services related to the award are first performed. The Committee may require a participant to defer, or permit a participant to elect to defer receipt of all or any portion of any payment of cash or shares that otherwise would be due to such participant in payment or settlement of an award under the Plan, to the extent consistent with Section 409A of the Internal Revenue Code. Settlement of any deferred stock units shall be made in a single sum of cash or shares.

               Other Stock Unit Awards. Other stock unit awards that are valued in whole or in part by reference to, or are otherwise based on, shares or other property, may be granted to participants, either alone or in addition to other awards granted under the Plan, and such stock units shall also be available as a form of payment in the settlement of other awards granted under the Plan.

               Performance Shares. Performance share awards may be granted to participants in such amounts and upon such terms as shall be determined by the Committee. Each performance share shall have an initial value equal to the fair market value of a share of the Company's common stock on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of performance share awards that will be paid out to the participant. Earned performance share awards may be paid in the form of cash or in shares (or in a combination thereof) that have an aggregate fair market value equal to the value of the earned performance shares awards at the close of the applicable performance period.

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         On July 27, 2005, the Committee approved the grant of options under the
Company's 2005 Long-Term Incentive Compensation Plan to the following named executive officers. Such options vest at the rate of 25% per year over the four years following the grant date (except in the case of death, termination or retirement).

                      Number of Securities
      Name         Underlying Options Granted   Exercise Price   Expiration Date
----------------   --------------------------   --------------   ---------------
Brad Nutter                 200,000                 $ 41.15         7/27/12
Peter Allen                  19,000                 $ 41.15         7/27/12
Brian Concannon              19,000                 $ 41.15         7/27/12
Ron Ryan                     17,000                 $ 41.15         7/27/12
Bob Ebbeling                 19,000                 $ 41.15         7/27/12

         In addition, on July 27, 2005, the Committee approved the grant of options for the purchase of an aggregate of 70,000 shares of the Company's common stock under the 2005 Long-Term Incentive Compensation Plan to other executive officers. All such options vest at the rate of 25% per year over the 4 years following the grant date (except in the case of death, termination or retirement). All of such options were granted at an exercise price of $41.15 per share.

         Each option granted to named executive officers and other executive officers will terminate on the earlier of the expiration by its terms on July 27, 2012, or: (i) three months after the employee ceases to be an employee of the Company; or (ii) two years after the employee ceases to be an employee of the Company due to retirement; and in each case can be exercised prior to termination only to the extent shares were vested at the time employment terminated. In the event of the death of the employee, any unvested options would immediately become fully vested, and would be exercisable until expiration on July 27, 2012. In the event of the disability of an employee, options would continue to vest, and would be exercisable until expiration on July 27, 2012. In the event of a change of control, any unvested options would immediately become fully vested.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits.

      The following exhibits are filed as part of this report:

Exhibit Number                             Description
--------------   ---------------------------------------------------------------
10.1             Summary of Haemonetics Corporation Non-Employee Director
                 Compensation
10.2             Haemonetics Corporation 2005 Long-Term Incentive Compensation
                 Plan

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               HAEMONETICS CORPORATION
                                                    (Registrant)


Date: August 2, 2005
                                               /s/ ALICIA R. LOPEZ
                                               ---------------------------------
                                               Alicia Lopez, General Counsel and
                                               Vice President of Administration

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